Exhibit 3b
                             BY-LAWS
                               of
                        C. R. BARD, INC.
                   (A New Jersey Corporation)
                     (Amended April 18,1990)

                            ARTICLE I
                             Offices

     The principal office of the Corporation shall be in the Borough of New Providence, County of Union, State of New Jersey. The Corporation may also establish and have such other offices needed for the conduct of its business at such other place or places within or without the State of New Jersey as may from time to time be designated by the Board of Directors.

                           ARTICLE II
                              Seal

     The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words, "CORPORATE SEAL, NEW JERSEY".



                             IV - 23
                           ARTICLE III
                     Stockholders' Meetings
     SECTION 1.     Place of Meetings. Meetings of the
stockholders may be held at the principal office in New Jersey or at such other place within or without the State of New Jersey as from time to time may be designated by the Board of Directors and stated in the notice of meeting.

     SECTION 2. Annual Meetings. The annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly be brought before the meeting shall be held on the third Wednesday in April in each year. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day which is not a legal holiday.

     SECTION 3. Business Transacted - Annual Meetings. At any annual meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or
(b) by any stockholder of the Corporation who complies with the procedures set forth in this Section 3. For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a
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                             IV - 24
stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the
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                            IV - 25
provisions of this Section 3, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 4. Special Meetings. Except as otherwise provided by law, special meetings of the stockholders may be called at any time by the Chairman of the Board, the President, or a majority of the Board of Directors.
     SECTION 5. Business Transacted--Special Meetings. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice thereof.

     SECTION 6. Notice of Meetings. Written notice of the annual meeting or of a special meeting, stating the time, place, and purpose or purposes of the meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting.

     SECTION 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or
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                            IV - 26
represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 8. Voting. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders unless the vote of a greater number of shares of stock is required by law or the Certificate of Incorporation. Each outstanding share of stock having voting power and entitled to vote with respect to the matter shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, unless otherwise provided in the Certificate of Incorporation.

     SECTION 9. Proxies. Any stockholder of record entitled to vote may be represented at any annual or special meeting of the stockholders by a duly appointed proxy. All proxies shall be written and properly signed, but shall require no other attestation and shall be filed with the Secretary of the meeting before being voted.

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                            IV - 27
     SECTION 10. Consents to Corporate Action. (a) Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, subject to the provisions of subsections (b) and (c) of this
Section 10, may be taken without a meeting upon the written consent (which shall set forth the action to be so taken) of less than all the stockholders entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all stockholders entitled to vote thereon are present; provided, however, that prompt notice of the taking of corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     (b) Determination of Record Date for Action by Written Consent. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors of the Company. Any stockholder seeking to have the stockholders of the Corporation authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall, as promptly as practicable, call a special meeting of the Board of Directors
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                            IV - 28
to be held as promptly as practicable. At such meeting, the Board of Directors shall fix a record date within the limitations provided in Section 14A:5-7 (or its successor provision) of the New Jersey Business Corporation Act. Notice of the record date shall be published in accordance with the rules and policies of any stock exchange on which securities of the Company are then listed. Should the Board of Directors fail to fix a record date as provided for in this paragraph (b), then the record date shall be the close of business on the day next preceding the day on which notice of the meeting is given or, if no notice is given, the day next preceding the day on which the meeting is held.

     (c) Procedures for Written Consent. In the event of the delivery to the Company of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safe-keeping of such consents and revocations and shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting shall be effective until such inspectors have completed their review, have determined that the requisite number of valid and unrevoked consents has been obtained to authorize the action specified in the consents, and have certified such determination
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                            IV - 29
for entry into the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.

                           ARTICLE IV
                            Directors

     SECTION 1. Number and Term of Directors. The Directors of the Corporation shall be divided into three classes, namely Classes I, II, and III, with each class consisting of not less than one nor more than seven Directors, as the Board of Directors shall from time to time determine. In the absence of such determination by the Board of Directors, the number shall be the number of Directors elected at the preceding Annual Meeting of Stockholders. Class I Directors elected at the 1975 Annual Meeting of Stockholders shall initially serve until the second Annual Meeting following their election and until their respective successors shall have been duly elected and qualified. Class II Directors elected at the 1975 Annual Meeting of Stockholders shall initially serve until the second Annual Meeting following their election and until their respective successors shall have been duly elected and qualified. Class III Directors elected at the 1975 Annual Meeting of Stockholders shall initially serve until the third Annual Meeting following their election and until their respective successors shall have been duly elected and qualified. At each Annual Meeting of
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                            IV - 30
Stockholders commencing with the 1976 Annual Meeting, the successors to any class of Directors whose terms shall then expire shall be elected to serve three year terms. Directors elected as hereinbefore provided may not be removed prior to the expiration of their respective terms of office without cause. Directors need not be residents of the State of New Jersey nor stockholders of the Corporation.

     SECTION 2. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy resulting from an increase in the number of Directors, may be filled until the next succeeding Annual Meeting of Stockholders by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.

     SECTION 3. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation entitled to vote for the election of Directors at such meeting who complies with the procedures set forth in this Section 3. All nominations by stockholders shall be made pursuant to timely notice in proper
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written form to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting;
provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such stockholder's notice shall set forth in writing (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a
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                            IV - 32
Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In the event that a stockholder seeks to nominate one or more Directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a stockholder has complied with this Section 3. If the inspectors shall determine that a stockholder has not complied with this
Section 3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws of the Corporation, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 4. Duties and Powers. The Board of Directors shall have the control and management of the affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things necessary or expedient in the control and management thereof as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. The Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with the laws of the State of New Jersey.
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     SECTION 5.     Meetings of the Board of Directors. Meetings
of the Board of Directors shall be held at the office of the Corporation or at any other place within or without the State of New Jersey which the Chairman of the Board, or the President or a majority of the Board of Directors may from time to time designate. There shall be an annual meeting of the Board of Directors held without notice upon the day of their election or as soon thereafter as convenient and such regular meetings, with-out notice, as the Board of Directors may by resolution establish. The Chairman of the Board or the President shall call a special meeting of the Board of Directors whenever requested in writing by five (5) or more Directors so to do. Two (2) days notice shall be given to each Director by the Secretary of each special meeting of the Board of Directors. Such notice may be given by mail, telegram or in person.

     A majority of the number of Directors shall constitute a quorum for the transaction of business, but the Director or Directors present, if less than a quorum, may adjourn any meeting from time to time until such quorum be present. All questions coming before the Board shall be determined and decided by a majority vote of Directors present. Each Director shall be entitled to one (1) vote at all meetings of Directors.

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                            IV - 34

     SECTION 6. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but the Board may, from time to time, by resolution, fix the fees or compensation of the Directors for services as such to the Corporation, including attendance at meetings of the Board of Directors or any Committee thereof. Nothing herein contained shall be construed to preclude any Director from serving the Cor-poration in any other capacity and receiving compensation therefor.

     SECTION 7. Executive Committee. The Board of Directors shall appoint an Executive Committee from the Directors, consisting of not less than three (3) members, to constitute an Executive Committee, which Committee shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular Minutes of its proceedings and report the same to the Board when required. A majority of the Committee shall be necessary to constitute a quorum, and in every case the vote of the majority of the members present shall be necessary for the passage of any resolution.

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                            IV - 35

     SECTION 8. Other Committees. The Board of Directors may appoint any other committees, standing or special, from time to time, from among its own members or otherwise and confer powers on such committees and revoke such powers and terminate the existence of such committees at pleasure. Each such committee shall keep Minutes of its proceedings and report same to the Board when required.

                            ARTICLE V
                             Notices

     SECTION 1. Giving of Notice. Whenever, under the provision of the law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

     SECTION 2. Waiver. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the Certificate of Incorporation or of
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                            IV - 36
these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                           ARTICLE VI
                            Officers

     SECTION 1. Election of Officers. The officers of the Corporation shall be a Chairman of the Board; a Chief Executive Officer; a President; a Chief Operating Officer; a Chief Financial Officer; one or more Executive Vice Presidents; one or more Vice Presidents; a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, agents and employees as it shall deem neces-sary. Any two (2) of the aforesaid offices may be held by the same person. Every officer shall perform such duties as the Board of Directors may from time to time designate.

     The Directors, immediately after each annual meeting of stockholders, shall appoint from their number a Chairman of the Board, a Chief Executive Officer, and a President. At such meeting the Directors shall also choose one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board.
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                            IV - 37

     The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 2. Compensation. The salaries of all officers of the Corporation earning more than $100,000 shall be fixed by the Board of Directors.

     SECTION 3. Term and Removal. The officers of the Corporation shall hold office for one (1) year and until their successors are chosen and qualified in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

     SECTION 4. Chairman of the Board. The Chairman of the Board shall be an Officer of the Corporation and shall preside at all meetings of the Board of Directors and stockholders. He shall assist the Board of Directors and other officers in the formulation of the policies of the Corporation and shall be available to other officers for consultation and advice. He shall have such other powers and duties as may be from time to time prescribed by the Board of Directors.

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                            IV - 38
     SECTION 5. Chief Executive Officer. The Chief Executive Officer shall be either the Chairman of the Board or the President as designated by the Board of Directors. Under the direction of the Board of Directors, he shall have responsibility for the general direction of the Corporation's business, policies and affairs. The Chief Executive Officer shall be empowered at any time and from time to time to issue and promulgate rules, regulations and directives relating to the conduct and the business and affairs of the Corporation. The Chief Executive Officer may hold such other offices of the Corporation as shall be designated by the Board of Directors. In the absence or disability of the Chairman of the Board, he shall preside over meetings of the Board of Directors and shareholders.

     SECTION 6. President. The President shall be an officer and shall perform such duties as assigned to him by the Board of Directors or Chairman of the Board. Subject to the above, he shall have the general powers and duties of management usually vested in the office of President of the Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

     SECTION 7. Chief Operating Officer. The Chief Operating Officer shall be an officer and shall have responsibility for the active executive management and direction of the operating
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divisions of the Corporation, subject to the overall direction of the Chief Executive Officer and to the control of the Board of Directors and the Executive Committee. He shall have such additional powers and duties as the Chief Executive Officer or the Board of Directors may from time to time assign to him.

     SECTION 8. Chief Financial Officer. The Chief Financial Officer shall be an officer, elected and designated by the Board of Directors as Chief Financial Officer, who shall be responsible: (a) for the receipt, custody and disbursement of all funds and securities of the Corporation; (b) to receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall from time to time be selected; (c) to disburse the funds of the Corporation as ordered by the Chief Executive Officer or as required in the ordinary conduct of the business of the Corporation; (d) to render to the Chief Executive Officer or the Board of Directors, upon request, an account of all transactions and on the financial condition of the Corporation; and (e) in general, to perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned by the Chief Executive Officer, or the Board of Directors.

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     SECTION 9.     Executive Vice President. The Corporation may
have one or more Executive Vice Presidents. Such Executive Vice Presidents shall, under the direction of the President, exercise general supervision over those functions of the Corporation designated to such Executive Vice President. He may act for the President in other ways as specifically directed by the President. In the absence of the President, an Executive Vice President so designated shall have and exercise all powers and duties of the President and perform such other duties as may be prescribed by the Board of Directors.

     SECTION 10. Vice President. The Vice President, or if there shall be more than one (1), shall have such powers and perform such duties as may be assigned by the President or Board of Directors. Vice Presidents may be so designated by seniority and by function.

     SECTION 11. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record all votes and the Minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give or cause to be given notice of all meetings of the stockholders and the Board of Directors and shall affix the seal of the Corporation to all certificates of stock, and to such other doc-uments as may require it, and shall have charge of the
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                            IV - 41
Corporation's seal, and the stock certificate book, and such other books and papers as the Board of Directors may direct, and shall cancel all surrendered stock certificates before issuing new certificates, and shall preserve such canceled certificates. The Secretary shall also perform such other duties as the Board of Directors may from time to time prescribe.

     SECTION 12. Assistant Secretary. An Assistant Secretary shall have and exercise all the powers and duties of the Secretary in case of the Secretary's absence or inability to act and shall have such other powers and perform such other duties as may be assigned to the Secretary by the Board of Directors.

     SECTION 13. Treasurer. The Treasurer shall have the custody of the Corporate funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be authorized by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the Corporation an account of all transactions and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board, the Chief Executive Officer, the Chief Financial Officer, or the officer to whom he shall report may from time to time prescribe.
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     SECTION 14.    Assistant Treasurer. An Assistant Treasurer
shall have and exercise all the powers and duties of the Treasurer in case of the Treasurer's absence or inability to act and shall have such other powers and perform such other duties as may be assigned by the Board of Directors.

     SECTION 15. Controller. The Controller shall be the chief accounting officer of the Corporation and shall keep or cause to be kept correct records of the business and transactions of the Corporation and shall, upon request, at all reasonable times exhibit or cause to be exhibited such records at the place where such records are kept. He shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President, the Chief Financial Officer or the officer to whom he shall report.

     SECTION 16. General Counsel. The General Counsel shall be the chief legal officer of the Corporation and shall have, subject to the control of the Board of Directors and the Chief Executive Officer, general and active supervision and direction over the legal affairs of the Corporation. He shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer, or the officer to whom he shall report.

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                           ARTICLE VII
                      Certificates of Stock

     SECTION 1. Form. The certificates of stock of the Corporation shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the Corporate seal. Such seal may be a facsimile. engraved or printed. Where certificates are manually signed by a Transfer Agent or Registrar who is not an officer or employee of the Corporation, all other signatures on the certificates may be facsimile.

     SECTION 2. Transfer of Stock. Upon surrender to the Corporation or the Transfer Agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto and cancel the old certificates; every such transfer of stock shall be entered on the stock books of the Corporation.

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                            IV - 44

     SECTION 3. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claims to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New Jersey.

                          ARTICLE VIII
                       General Provisions

     SECTION 1. Stockholders' Record Date. Except as otherwise provided in these By-Laws, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the day of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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     SECTION 2.     Dividends. Dividends upon the capital stock of
the Corporation, subject to any provisions of the Certificate of Incorporation relating thereto, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

     Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 4.     Fiscal Year. The fiscal year of the
Corporation shall be fixed by resolution of the Board of
Directors.
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                            IV - 46


                           ARTICLE IX
                           Amendments

     These By-Laws may be altered, amended, or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board, subject to any provisions in the Certificate of Incorporation or the statutes, reserving to the stockholders the power to adopt, amend, or repeal By-Laws, provided, however, that By-Laws made by the Board may be altered or repealed and new By-Laws made by the stockholders. The stockholders may prescribe that any By-Law made by them shall not be altered or repealed by the Board.













                             IV - 47